Amendment No. 3 to Participation Agreement

among

MFS Variable Insurance Trust

Pacific Life Insurance Company

Massachusetts Financial Services Company

MFS Variable Insurance Trust (the “Trust” or “Trust I”), Pacific Life Insurance Company (the “Company” ), on its own behalf and on behalf of certain Accounts as defined therein, and Massachusetts Financial Services Company (“MFS”), have previously entered into a Participation Agreement dated May 1, 2007 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).

WHEREAS, MFS desires to assign all rights and obligations under the Agreement to its affiliate, MFS Fund Distributors, Inc. (“MFD”), a corporation organized under the laws of Delaware, and MFD and the Company hereby consent to such assignment; and

WHEREAS, the parties desire to add certain new open-end management investment companies for which MFD serves as principal underwriter (i.e., Trust II and Trust III).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	MFS does hereby assign all its rights, duties and obligations under the Agreement to MFD.

2.	MFD for itself and its successors and assigns, hereby agrees to succeed to and to assume and perform all the rights, duties and obligations of MFS under the Agreement.

3.	All references to “Massachusetts Financial Services Company” and “MFS” are hereby replaced with “MFS Fund Distributors, Inc.” and “MFD”, respectively.

4.	MFS VARIABLE INSURANCE TRUST II, a Massachusetts business trust (“Trust II”) and MFS VARIABLE INSURANCE TRUST III, a Delaware statutory trust (“Trust III”) are hereby added as parties and all references to “Trust(s)” now include, as the context may require, Trust II and Trust III. Trust II and Trust III each hereby agrees to be bound by all terms and conditions set forth in the Agreement, as amended hereby.

5.	Article XIII, “Notices,” is hereby restated in its entirety as follows:

ARTICLE XIII. NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier, email or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to Trusts:

MFS Variable Insurance Trust I, MFS Variable Insurance Trust II and MFS

Variable Insurance Trust III

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Facsimile No.: (617) 954-5182

Attn: Susan S. Newton, Assistant Secretary

If to Company:

Pacific Life Insurance Company

700 Newport Center Drive

Newport Beach, California 92660

Facsimile No.: (949) 219-3706

Attn: General Counsel

If to MFD:

MFS Fund Distributors, Inc.

111 Huntington Avenue

Boston, Massachusetts 02199

email: DLGDSDealerSpt@MFS.com

Attn: General Counsel

6.	The first sentence of Section 14.8 is hereby restated as follows:

“A copy of Trust I’s and Trust II’s Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts.”

7.	Schedule A and B of the Agreement are deleted and replaced in their entirety with the Schedules A and B attached hereto.

8.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of March 28, 2015.

Trust:	MFS VARIABLE INSURANCE TRUST
MFS VARIABLE INSURANCE TRUST II
MFS VARIABLE INSURANCE TRUST III
By: /s/ Susan S. Newton
Name: Susan S. Newton
Title: Assistant Secretary
MFS:	MASSACHUSETTS FINANCIAL SERVICES COMPANY
By: /s/ Robert J. Manning
Name: Robert J. Manning
Title: Chief Executive Officer
MFD:	MFS FUND DISTRIBUTORS, INC.
By:
Name:
Title:
Company:	PACIFIC LIFE INSURANCE COMPANY
By: /s/ Anthony J. Dufault
Name: Anthony J. Dufault
Title: Assistant Vice President
Attest: /s/ Brandon J. Cage
Brandon J. Cage, Assistant Secretary

Schedule A

Separate Accounts (in each case including the associated variable contracts) and Date Established by Board of Directors

Separate Account A of Pacific Life Insurance Company (September 7, 1994)

Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company

    (November 30, 1989)

Pacific Select Exec Separate Account of Pacific Life Insurance Company (May 12, 1988)

Pacific COLI Separate Account of Pacific Life Insurance Company (July 17, 1992)

Pacific COLI Separate Account II of Pacific Life Insurance Company (October 12, 1998)

Pacific COLI Separate Account III of Pacific Life Insurance Company (October 12, 1998)

Pacific COLI Separate Account IV of Pacific Life Insurance Company (July 8, 2008)

Pacific COLI Separate Account V of Pacific Life Insurance Company (July 8, 2008)

Pacific COLI Separate Account VI of Pacific Life Insurance Company (August 1, 2014)

Pacific COLI Separate Account X of Pacific Life Insurance Company (August 1, 2014)

Pacific COLI Separate Account XI of Pacific Life Insurance Company (August 1, 2014)

Separate Account I of Pacific Life Insurance Company (August 9, 2007)

and any other Contracts/Policies funded by the Separate Accounts that utilize Portfolios of the Trusts after the effective date of this Amendment.

Schedule B

The Separate Account(s) shown on SCHEDULE A may invest in the following Portfolios of the MFS Variable Insurance Trust, MFS Variable Insurance Trust II, and MFS Variable Insurance Trust III:

PORTFOLIOS SUBJECT TO THE PARTICIPATION AGREEMENT

Portfolios Available to Policies:

VIT I

MFS Global Equity Series

MFS Growth Series

MFS Investors Trust Series

MFS Mid Cap Growth Series

MFS New Discovery Series

MFS Research Bond Series*

MFS Research Series

MFS Total Return Series

MFS Utilities Series

MFS Value Series

VIT II

MFS Blended Research Core Equity Portfolio

MFS Bond Portfolio**

MFS Core Equity Portfolio

MFS Emerging Markets Equity Portfolio

MFS Global Governments Portfolio

MFS Global Growth Portfolio

MFS Global Research Portfolio

MFS Global Tactical Allocation Portfolio

MFS Government Securities Portfolio

MFS High Yield Portfolio

MFS International Growth Portfolio

MFS International Value Portfolio

MFS Massachusetts Investors Growth Stock Portfolio

MFS Money Market Portfolio

MFS Research International Portfolio

MFS Strategic Income Portfolio

MFS Technology Portfolio

VIT III MFS Blended Research Small Cap Equity Portfolio MFS Conservative Allocation Portfolio MFS Global Real Estate Portfolio MFS Growth Allocation Portfolio	MFS Inflation-Adjusted Bond Portfolio MFS Limited Maturity Portfolio MFS Mid Cap Value Portfolio MFS Moderate Allocation Portfolio MFS New Discovery Value Portfolio

and any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Amendment.

* MFS Research Bond Series will be renamed MFS Total Return Bond Series effective April 30th, 2015

** MFS Bond Portfolio will be renamed MFS Corporate Bond Portfolio effective April 30th, 2015

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